Exhibit 99.1

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	March 31, 2005	September 30, 2004
ASSETS
Property, Plant and Equipment	$4,761,063	$4,602,779
Less - Accumulated Depreciation,
Depletion and Amortization	1,701,260	1,596,015

Net Property, Plant and Equipment	3,059,803	3,006,764

Current Assets:
Cash and Temporary Cash Investments	123,081	66,153
Receivables - Net	317,869	129,825
Unbilled Utility Revenue	60,687	18,574
Gas Stored Underground	18,384	68,511
Materials and Supplies - at average cost	55,598	43,922
Unrecovered Purchased Gas Costs	--	7,532
Prepayments	55,885	38,760
Fair Value of Derivative Financial Instruments	--	23

Total Current Assets	631,504	373,300

Other Assets:
Recoverable Future Taxes	83,847	83,847
Unamortized Debt Expense	18,581	19,573
Other Regulatory Assets	63,452	66,862
Deferred Charges	2,426	3,411
Other Investments	76,357	72,556
Investments in Unconsolidated Subsidiaries	16,163	16,444
Goodwill	5,476	5,476
Intangible Assets	44,663	45,994
Other	23,907	17,571

Total Other Assets	334,872	331,734

Total Assets	$4,026,179	$3,711,798

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 83,508,614 Shares
and 82,990,340 Shares, Respectively	$83,509	$82,990
Paid in Capital	512,669	506,560
Earnings Reinvested in the Business	793,409	718,926

Total Common Shareholder Equity Before
Items of Other Comprehensive Loss	1,389,587	1,308,476
Accumulated Other Comprehensive Loss	(59,185)	(54,775)

Total Comprehensive Shareholders' Equity	1,330,402	1,253,701
Long-Term Debt, Net of Current Portion	1,126,401	1,133,317

Total Capitalization	2,456,803	2,387,018

Minority Interest in Foreign Subsidiaries	43,883	37,048

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	113,200	156,800
Current Portion of Long-Term Debt	14,793	14,260
Accounts Payable	165,596	115,979
Amounts Payable to Customers	28,496	3,154
Other Accruals and Current Liabilities	254,481	91,164
Fair Value of Derivative Financial Instruments	141,053	95,099

Total Current and Accrued Liabilities	717,619	476,456

Deferred Credits:
Accumulated Deferred Income Taxes	439,700	458,095
Taxes Refundable to Customers	11,065	11,065
Unamortized Investment Tax Credit	7,147	7,498
Cost of Removal Regulatory Liability	84,467	82,020
Other Regulatory Liabilities	69,095	67,669
Pension Liability	91,706	91,587
Asset Retirement Obligation	33,318	32,292
Other Deferred Credits	71,376	61,050

Total Deferred Credits	807,874	811,276

Commitments and Contingencies	--	--

Total Capitalization and Liabilities	$4,026,179	$3,711,798

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Thousands of Dollars)	Six Months Ended March 31, 2005 2004
Operating Activities:
Net Income Available for Common Stock	$121,120	$126,269
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Adjustment of Loss on Sale of Oil and Gas Producing Properties	--	(4,645)
Depreciation, Depletion and Amortization	96,285	94,416
Deferred Income Taxes	(3,982)	(13,635)
(Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions	282	645
Minority Interest in Foreign Subsidiaries	3,342	3,671
Other	(7,124)	(1,931)
Change in:
Receivables and Unbilled Utility Revenue	(228,969)	(185,242)
Gas Stored Underground and Materials and
Supplies	38,862	74,100
Unrecovered Purchased Gas Costs	7,532	21,199
Prepayments	(17,063)	(2,199)
Accounts Payable	47,541	14,949
Amounts Payable to Customers	25,342	18,379
Other Accruals and Current Liabilities	163,077	167,706
Other Assets	(5,506)	6,911
Other Liabilities	16,239	(33,849)

Net Cash Provided by Operating Activities	$256,978	$286,744

Investing Activities:
Capital Expenditures	($114,624)	($ 88,888)
Net Proceeds from Sale of Oil and Gas Producing Properties	85	5,041
Other	2,450	2,063

Net Cash Used in Investing Activities	($112,089)	($ 81,784)

Financing Activities:
Change in Notes Payable to Banks and
Commercial Paper	($ 43,600)	($ 5,400)
Reduction of Long-Term Debt	(7,314)	(135,861)
Dividends Paid on Common Stock	(46,483)	(43,962)
Proceeds From Issuance of Common Stock	6,301	8,076

Net Cash Used In Financing Activities	($ 91,096)	($177,147)

Effect of Exchange Rates on Cash	3,135	365

Net Increase in Cash and Temporary
Cash Investments	56,928	28,178
Cash and Temporary Cash Investments
at Beginning of Period	66,153	51,421

Cash and Temporary Cash Investments
at March 31	$123,081	$79,599